EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Media Contact:	Investor Contact:
Gabby Nelson	Edwin Boon
(763) 551-7460	(763) 551-7498
gabby.nelson@selectcomfort.com	investorrelations@selectcomfort.com

SELECT COMFORT ANNOUNCES FIRST-QUARTER 2012 RESULTS

•	Reports Record Comparable-sales Growth of 34 Percent and Record Net Sales of $262 Million
•	Achieves 13th Consecutive Quarter of Double-digit Year-over-year Operating Income Growth
•	Reports First-quarter Earnings per Diluted Share of $0.39 on a GAAP Basis – $0.45 on an Adjusted Basis, a 50 Percent Year-over-year Increase

MINNEAPOLIS – (April 18, 2012) – Select Comfort Corporation (NASDAQ: SCSS) today reported first-quarter results for the period ended March 31, 2012. Net sales for the quarter increased 36 percent to $262 million, compared to $193 million in the first quarter of 2011, driven by company-controlled comparable sales growth of 34 percent – a quarterly record. The company reported first-quarter GAAP earnings per diluted share of $0.39. Excluding a $5.6 million non-recurring, non-cash charge associated with the June 1, 2012 chief executive officer (CEO) transition, first-quarter adjusted earnings per diluted share was $0.45, a 50 percent increase versus $0.30 per diluted share in the first quarter of 2011.

“We’re extremely pleased with our first-quarter performance because it demonstrates the continued success of our strategy as we build on strong results from the prior year,” said Bill McLaughlin, president and CEO, Select Comfort. “And the critical elements are in place for future success, including a proven growth formula, resources for sustained investment, and an experienced, talented leadership team that will enable the company to achieve its full potential.”

Shelly Ibach, chief operating officer and incoming president and CEO, Select Comfort, stated, “Our record comparable-sales increase in the quarter reflects the strength of our customer-focused growth strategy. We continue to invest in broadening awareness for the differentiated Sleep Number brand and leveraging our position as a national retailer with exclusive, company-controlled distribution. As we look ahead, we are confident in our ability to continue generating earnings-per-share growth of at least 20 percent per year for the foreseeable future.”

Select Comfort Announces First-quarter 2012 Results – Page 2 of 10

First-quarter Summary
In the first quarter, net sales increased by 36 percent as compared to the prior-year period. The increase in sales was driven by company-controlled comparable sales growth of 34 percent, with average retail sales-per-store during the past 12 months reaching a record $1.9 million.

Operating income for the first quarter was $34.3 million. Excluding the $5.6 million non-recurring charge, adjusted operating income was $39.9 million, and adjusted operating margin during the quarter improved 150 basis points from 13.7 percent in 2011 to 15.2 percent in 2012. This operating margin growth on an adjusted basis was driven by a 280 basis-point improvement in selling expenses and a 160 basis-point improvement in general and administrative expenses, partially offset by planned deleverage of marketing expenses of 170 basis points and a 120 basis-point decrease in gross-profit margin.

Gross-profit margin in the first quarter of 2012 was 62.6 percent of net sales, compared with 63.8 percent in the prior-year period. The decrease reflects the strength of consumer response during key promotional events and changes in product mix, partially offset by pricing increases taken during the past year.

Sales and marketing costs were $106.2 million in the first quarter, or 40.5 percent of net sales. This compares to $80.3 million, or 41.6 percent of net sales in the prior-year period, reflecting continued leverage from the company’s sales growth. Media spending during the quarter was $35 million, a 48 percent increase versus the prior-year period.

General and administrative expenses were $16.9 million in the first quarter, or 6.5 percent of net sales. This compares to $15.6 million, or 8.1 percent of net sales, during the same period last year, again reflecting continued leverage of the company’s fixed-cost base.

Cash flows from operating activities were $45 million in the first quarter compared to $32 million in the prior year. Capital expenditures increased to $9.3 million as compared to $2.7 million in 2011, driven by increased investment in stores and information systems. As of the end of the quarter, cash, cash equivalents and marketable-debt securities totaled $181 million, and the company had no borrowings under its revolving credit agreement.

Select Comfort Announces First-quarter 2012 Results – Page 3 of 10

Fiscal 2012 Outlook
The company anticipates 2012 GAAP earnings per diluted share, including the $5.6 million non-recurring charge, to be within the previously communicated range of between $1.32 and $1.40, a 23 to 31 percent increase versus prior year. Excluding the charge, this represents an increase in non-GAAP guidance to between $1.38 and $1.46, a 29 to 36 percent increase versus prior year. This outlook continues to assume company-controlled comparable sales growth of at least 15 percent and a net increase in store count from 381 at year-end 2011 to between 400 and 410 by year-end 2012. It also continues to assume a year-over-year increase in operating margin of at least 100 basis points.

The company continues to anticipate that 2012 capital expenditures will be approximately $50 million, reflecting new stores, repositioned stores and remodels, along with continued investment in customer-management systems. While the company had no share repurchases during the quarter, it reiterates its plans to initiate share repurchases in 2012, with the objective to maintain share count.

Conference Call
Management will host its regularly scheduled conference call to discuss the company’s results at 5 p.m. EDT (4 p.m. CDT; 2 p.m. PDT) today. To listen to the call, please dial (800) 593-9959 (international participants dial (517) 308-9340) and reference the passcode “Sleep.” To access the webcast, please visit the investor relations area of the Sleep Number website at http://www.sleepnumber.com/eng/aboutus/InvestorRelations.cfm. The webcast replay will remain available in the investor relations area of the company’s website for approximately 60 days.

About Select Comfort Corporation
Select Comfort Corporation (NASDAQ: SCSS) is leading the industry in setting a new standard in sleep by offering consumers high-quality, innovative and individualized sleep solutions, which include a complete line of SLEEP NUMBER® beds and bedding. The company is the exclusive manufacturer, retailer and servicer of the revolutionary Sleep Number bed, which allows individuals to adjust the firmness and support of each side at the touch of a button. The company offers further personalization through its solutions-focused line of Sleep Number pillows, sheets and other bedding products. And as the only national specialty-mattress retailer, consumers can take advantage of an enhanced mattress-buying experience at one of the approximately 380 Sleep Number stores across the country, online at sleepnumber.com or via phone at (800) Sleep Number or (800) 753-3768.

Select Comfort Announces First-quarter 2012 Results – Page 4 of 10

Forward-looking Statements
Statements used in this news release relating to future plans, events, financial results or performance are forward-looking statements subject to certain risks and uncertainties including, among others, such factors as general and industry economic trends; consumer confidence; the effectiveness of the company’s marketing messages; the efficiency of its advertising and promotional efforts; consumer acceptance of its products, product quality, innovation and brand image; availability of attractive and cost-effective consumer credit options; execution of the company’s retail store distribution strategy; the company’s dependence on significant suppliers, and its ability to maintain relationships with key suppliers, including several sole-source suppliers; the vulnerability of key suppliers to recessionary pressures, labor negotiations, liquidity concerns or other factors; rising commodity costs and other inflationary pressures; industry competition; the company’s ability to continue to improve its product line; warranty expenses; risks of pending and potentially unforeseen litigation; increasing government regulations, which have added or will add cost pressures and process changes to ensure compliance; the adequacy of the company’s management information systems to meet the evolving needs of its business and evolving regulatory standards applicable to data privacy and security; the company’s ability to attract and retain senior leadership and other key employees, including qualified sales professionals; and uncertainties arising from global events, such as terrorist attacks or a pandemic outbreak, or the threat of such events. Additional information concerning these and other risks and uncertainties is contained in the company’s filings with the Securities and Exchange Commission (SEC), including the Annual Report on Form 10-K, and other periodic reports filed with the SEC. The company has no obligation to publicly update or revise any of the forward-looking statements in this news release.

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Select Comfort Announces First-quarter 2012 Results – Page 5 of 10

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited – in thousands, except per share amounts)

	Three Months Ended
	March 31, 2012	% of Net Sales	April 2, 2011	% of Net Sales

Net sales	$262,383	100.0%	$193,068	100.0%
Cost of sales	98,084	37.4%	69,967	36.2%
Gross profit	164,299	62.6%	123,101	63.8%
Operating expenses:
Sales and marketing	106,185	40.5%	80,271	41.6%
General and administrative	16,929	6.5%	15,623	8.1%
Research and development	1,290	0.5%	731	0.4%
CEO transition costs	5,595	2.1%	-	0.0%
Asset impairment charges	4	0.0%	78	0.0%
Total operating expenses	130,003	49.5%	96,703	50.1%
Operating income	34,296	13.1%	26,398	13.7%
Other income (expense), net	7	0.0%	(30)	0.0%
Income before income taxes	34,303	13.1%	26,368	13.7%
Income tax expense	11,886	4.5%	9,785	5.1%
Net income	$22,417	8.5%	$16,583	8.6%

Net income per share – basic	$0.40		$0.30

Net income per share – diluted	$0.39		$0.30

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	55,640		54,726
Effect of dilutive securities:
Options	1,156		714
Restricted shares	644		537
Diluted weighted-average shares outstanding	57,440		55,977

Select Comfort Announces First-quarter 2012 Results – Page 6 of 10

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands, except per share amounts)
subject to reclassification

	(unaudited)
	March 31, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$150,943	$116,255
Marketable debt securities – current	20,011	20,020
Accounts receivable, net of allowance for doubtful accounts of $460 and $397, respectively	12,454	13,844
Inventories	24,884	24,851
Prepaid expenses	5,079	5,778
Deferred income taxes	4,474	4,443
Other current assets	6,042	6,004
Total current assets	223,887	191,195

Marketable debt securities – non-current	10,029	10,042
Property and equipment, net	49,456	43,850
Deferred income taxes	15,551	12,964
Other assets	4,958	4,606
Total assets	$303,881	$262,657

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$53,873	$50,141
Customer prepayments	19,877	13,529
Compensation and benefits	17,379	29,806
Taxes and withholding	19,187	9,883
Other current liabilities	17,698	15,691
Total current liabilities	128,014	119,050

Non-current liabilities:
Warranty liabilities	2,752	2,714
Other long-term liabilities	11,670	11,502
Total non-current liabilities	14,422	14,216
Total liabilities	142,436	133,266

Shareholders’ equity:
Undesignated preferred stock; 5,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.01 par value; 142,500 shares authorized, 56,705 and 56,397 shares issued and outstanding, respectively	567	564
Additional paid-in capital	57,347	47,701
Retained earnings	103,518	81,101
Accumulated other comprehensive income	13	25
Total shareholders’ equity	161,445	129,391
Total liabilities and shareholders’ equity	$303,881	$262,657

Select Comfort Announces First-quarter 2012 Results – Page 7 of 10

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(unaudited - in thousands)
subject to reclassification

	Three Months Ended
	March 31, 2012	April 2, 2011

Cash flows from operating activities:
Net income	$22,417	$16,583
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,245	3,162
Stock-based compensation	6,964	1,134
Net loss on disposals and impairments of assets	4	78
Excess tax benefits from stock-based compensation	(2,372)	(296)
Deferred income taxes	(2,610)	1,442
Changes in operating assets and liabilities:
Accounts receivable	1,390	1,159
Inventories	(33)	1,114
Income taxes	10,388	6,531
Prepaid expenses and other assets	186	(2,533)
Accounts payable	6,591	4,181
Customer prepayments	6,348	2,580
Accrued compensation and benefits	(12,449)	(6,681)
Other taxes and withholding	1,160	1,305
Warranty liabilities	569	(119)
Other accruals and liabilities	1,720	2,583
Net cash provided by operating activities	44,518	32,223

Cash flows from investing activities:
Purchases of property and equipment	(9,281)	(2,744)
Proceeds from sales of property and equipment	9	-
Increase in restricted cash	-	(2,650)
Net cash used in investing activities	(9,272)	(5,394)

Cash flows from financing activities:
Net decrease in short-term borrowings	(3,371)	(1,119)
Repurchases of common stock	(1,214)	(283)
Proceeds from issuance of common stock	1,655	143
Excess tax benefits from stock-based compensation	2,372	296
Net cash used in financing activities	(558)	(963)

Net increase in cash and cash equivalents	34,688	25,866
Cash and cash equivalents, at beginning of period	116,255	76,016
Cash and cash equivalents, at end of period	$150,943	$101,882

Select Comfort Announces First-quarter 2012 Results – Page 8 of 10

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Supplemental Financial Information
(unaudited)

	Three Months Ended
	March 31, 2012	April 2, 2011

Percent of sales:
Retail	88.2%	86.6%
Direct and E-Commerce	8.0%	9.3%
Wholesale	3.8%	4.1%
Total	100.0%	100.0%

Sales growth rates:
Retail comparable-store sales	36%	30%
Direct and E-Commerce	17%	(3%)
Company-Controlled comparable sales change	34%	26%
Net new/(closed) stores	2%	(3%)
Total Company-Controlled Channels	36%	23%
Wholesale	26%	4%
Total	36%	22%

Stores open:
Beginning of period	381	386
Opened	10	1
Closed	(11)	(12)
End of period	380	375

Other metrics:
Average sales per store ($ in 000's)1	$1,897	$1,416
Average sales per square foot1	$1,229	$951
Stores > $1 million net sales1	97%	81%
Stores > $2 million net sales1	36%	10%
Average mattress sales per mattress unit - Company Controlled Channels	$2,298	$2,107

1Trailing twelve months for stores open at least one year.

Select Comfort Announces First-quarter 2012 Results – Page 9 of 10

SELECT COMFORT CORPORATION AND SUBSIDIARIES
Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA)
(in thousands)

We define earnings before interest, taxes, depreciation and amortization (EBITDA) as net income plus: income tax expense, interest expense, depreciation and amortization, stock-based compensation and asset impairments. Management believes EBITDA is a useful indicator of the Company's financial performance.  Our definition of EBITDA may not be comparable to similarly titled definitions used by other companies. The tables below reconcile EBITDA, which is a non-GAAP financial measure, to comparable GAAP financial measures:

	Three Months Ended		Trailing-Twelve Months Ended
	March 31, 2012	April 2, 2011	March 31, 2012	April 2, 2011

Net income	$22,417	$16,583	$66,312	$40,390
Income tax expense	11,886	9,785	32,043	23,998
Interest expense	43	57	173	284
Depreciation and amortization	4,230	3,149	14,574	12,834
Stock-based compensation	6,964	1,134	10,801	4,334
Asset impairments	4	78	35	338
EBITDA	$45,544	$30,786	$123,938	$82,178

Note -
Our EBITDA calculation is considered a non-GAAP financial measure and is not in accordance with, or preferable to, "as reported," or GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.

GAAP - generally accepted accounting principles

Select Comfort Announces First-quarter 2012 Results – Page 10 of 10

SELECT COMFORT CORPORATION AND SUBSIDIARIES
Reported to Adjusted Statements of Operations Data Reconciliation
(in thousands, except per share amounts)

	Three Months Ended
	March 31, 2012			April 2, 2011
	As Reported	CEO Transition Costs(1)	As Adjusted	As Reported
Operating income	$34,296	$5,595	$39,891	$26,398
Other income (expense), net	7	-	7	(30)

Income before income taxes	34,303	5,595	39,898	26,368
Income tax expense(2)	11,886	1,941	13,827	9,785
Net income	$22,417	$3,654	$26,071	$16,583

Net income per share –
Basic	$0.40	$0.07	$0.47	$0.30
Diluted	$0.39	$0.06	$0.45	$0.30

Basic Shares	55,640	55,640	55,640	54,726
Diluted Shares	57,440	57,440	57,440	55,977

(1)
In February 2012, we announced that William R. McLaughlin, President and CEO, would retire from the Company effective June 1, 2012. In recognition of Mr. McLaughlin’s contributions, the Compensation Committee approved the modification of Mr. McLaughlin’s currently unvested stock awards. As a result of these modifications, we recorded incremental non-cash compensation of $5.6 million.

(2)	Reflects effective income tax rate, before discrete adjustments, of 34.7% for 2012.

Note - Our "as adjusted" data is considered a non-GAAP financial measure and is not in accordance with, or preferable to, "as reported," or GAAP financial data However, we are providing this information as we believe it facilitates year-over-year comparisons for investors and financial analysts.

GAAP - generally accepted accounting principles